EXHIBIT 99.1

2/28/2005
FOR IMMEDIATE RELEASE

Washington Mutual Announces New Retail Leadership, Adds New Senior Managers to Home Loans Team
Michael Amato and Ken Kido to head Retail

SEATTLE—Feb 28, 2005--Washington Mutual, Inc. (NYSE:WM) announced the promotion of two veteran executives to lead the company’s Retail Banking unit. The Retail Bank will be led by Michael Amato, president of Retail Banking Distribution and by Ken Kido, president of Banking Products and Operations. They report to Stephen Rotella, Washington Mutual’s president and chief operating officer.

The company also announced it has begun a search for a new head of its Home Loans business. This move will allow Craig Chapman to focus exclusively on growing the company’s commercial lines of business in his continued role as president of the Commercial division, which includes Washington Mutual’s leading multifamily and non-prime businesses. Chapman previously led both the Home Loans and Commercial divisions. Rotella will act as head of the Home Loans division until the search is completed.

The company also said it recently added three new senior leaders to the mortgage unit. They are: John Berens, senior vice president, Service Delivery; Youyi Chen, senior vice president, Mortgage Portfolio Management and Research; and Bill Murray, senior vice president and division finance officer, Mortgage Servicing. All three came to the company from JP Morgan Chase and report to Taj Bindra, executive vice president, Home Loans Finance and Servicing Operations.

"Today’s announcements demonstrate our commitment to build a strong team both by promoting capable leaders and recruiting new talent, and by deploying that talent where it can best be leveraged,” said Kerry Killinger, Washington Mutual’s chairman and chief executive officer. Killinger added that Amato and Kido will join Washington Mutual’s Executive Committee, the company’s strategic governing body, on March 1.

“These changes will help build on the strong momentum of the retail bank, and will allow us to continue to build upon the great progress made in our Home Loans business under Craig’s leadership,” added Rotella.

New Retail Leadership

As president of Retail Banking Distribution, Michael Amato oversees nearly 2,000 financial centers in 14 states. He joined Washington Mutual as a telephone banker in 1982. During his 23-year career with Washington Mutual, he has held a broad range of management positions including sales manager for the company’s securities brokerage subsidiary WM Financial Services (formerly known as Murphey Favre), and several regional and group sales management positions with the company’s banking subsidiaries throughout the Pacific Northwest and California.

As president of Banking Products and Operations, Ken Kido oversees all aspects of the company’s consumer lending and deposit product management and operations. The 27-year banking veteran joined Washington Mutual in 2001 as senior vice president of Retail Bank Products and Services. Under his stewardship, the company has nearly tripled its home equity lending volumes. Prior to joining Washington Mutual, Kido spent 24 years with Bank of America, most recently as head of its consumer card division, and also served as senior vice president of BofA’s Asian retail card issuance business based in Hong Kong.

“Mike Amato and Ken Kido are highly capable leaders who have played instrumental roles in helping to shape and implement Washington Mutual’s successful retail banking expansion nationally,” said Rotella.

“This high-performance team --which has worked together successfully for several years—is the right tandem to continue the execution of our Retail Banking strategy, including the expansion of our retail store network, the growth of consumer and small business deposits and increasing account relationships with our customers,” he noted.

Expanding Home Loans Team

John Berens will join WaMu on March 7 to manage the service delivery team for the company’s Home Loans division. Berens has 22 years of experience in mortgage servicing, including the prime, non-prime and home equity business, as well as significant expertise in managing default and collections groups. In his previous position, he served as senior vice president of default servicing for a $550 billion portfolio in mortgage products and managed a staff of more than 2,000 employees.

Youyi Chen, Ph.D., leads the newly created Mortgage Portfolio Management and Research Group. Under his strong leadership, this group will be responsible for consumer behavioral research into pricing sensitivity; prepayment modeling and analysis; and portfolio management including the management of pricing, risk analytics and funding strategies. Most recently, he served as a senior vice president responsible for managing the interest rate risks of JP Morgan Chase’s mortgage servicing rights (MSR) portfolio.

Bill Murray, a mortgage business veteran, will become division finance officer of Mortgage Servicing on March 1. In this role, Murray will be responsible for forecasting, planning, reporting, risk analytics, communication, and performance management for MSR and Service Delivery. He will be located in the company’s New York City office. At his former company, Murray led the MSR valuation, pricing and reporting functions for the Capital Markets group.

“We’re very pleased to have recruited such fine talent to our Home Loans team, and we’re confident we’ll soon find a seasoned mortgage executive to lead this group going forward. In the meantime, I look forward to working with this team, whom I know very well, to ensure we sustain the excellent progress that Craig Chapman has made in transforming our mortgage business,” said Rotella.

“This move will allow Craig to devote his full attention to growing our commercial lines of our business, including our market-leading multi-family lending business and non-prime lending business which represent a tremendous opportunity for Washington Mutual,” Rotella added.

Executing the 5-Year Plan

The company said the entire team will work together to ensure a smooth transition and remain focused on executing the core strategies it has laid out in its newly adopted 5-year plan. This includes:

  Continuing to grow its superior retail banking model, and opening approximately 250 new retail banking stores each year for the foreseeable future;
  Transforming the company's mortgage business and maintaining a leading national position in mortgage lending;
  Continuing to grow its commercial business, including its market-leading multi-family lending operation; and,
  Maintaining risk management as a top priority.

About Washington Mutual

With a history dating back to 1889, Washington Mutual is a retailer of financial services that provides a diversified line of products and services to consumers and commercial clients. At December 31, 2004, Washington Mutual and its subsidiaries had assets of $307.92 billion. Washington Mutual currently operates more than 2,400 retail banking, mortgage lending, commercial banking and financial services offices throughout the nation. Washington Mutual’s press releases are available at www.wamunewsroom.com.

Forward-Looking Statement

Our Form 10-K/A for 2003 and other documents that we filed with the Securities and Exchange Commission have forward-looking statements. In addition, our senior management may make forward-looking statements orally to analysts, investors, the media and others. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward looking statements were made. There are a number of factors, many of which are beyond our control that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements, including:

  Volatile interest rates;
  Rising unemployment or a decrease in housing prices;
  A continuing emphasis on subprime lending;
  The potential for negative amortization in the Option ARM product;
  Competition from banking and nonbanking companies;
  Changes in the regulation of financial services companies and housing government-sponsored enterprises; and
  General business and economic conditions, including movements in interest rates.
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Media Contact
Libby Hutchinson
Washington Mutual
206.461.2484
libby.hutchinson@wamu.net

Investor Relations Contact
Alan Magleby
Washington Mutual
212.702.6955
206.490.5182
206.490.5182
alan.magleby@wamu.net